Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 8, 2022 (the “Closing”), Mawson Infrastructure Group Inc. (“Mawson”) completed the previously announced sale of its lease for approximately 16.35 acres of real property located in Sandersville, Washington County, Georgia (the “Property”), and all personal property situated on the Property (together, the “GA Business”) to CleanSpark, Inc. (the “Purchaser” or “CleanSpark”), pursuant to:

(i)	a Purchase and Sale Agreement (the “Purchase Agreement”), by and among Mawson, Mawson’s wholly owned subsidiary Luna Squares, LLC (the “Property Seller”), CleanSpark and CleanSpark’s wholly owned subsidiary, CSRE Properties Sandersville, LLC (the “Property Purchaser”), and

(ii)	an Equipment Purchase and Sale Agreement (together with the Purchase Agreement, the “Agreements”) by and among Mawson, Mawson’s wholly owned subsidiary, Cosmos Infrastructure, LLC, and CleanSpark’s wholly owned subsidiary, CleanSpark GLP, LLC.

together, the “GA Sale”.

The GA Business was Mawson’s co-location hosting business and bitcoin mining operation, with capacity to operate Application Specific Circuit servers in its modular data centers based in Sandersville, Georgia, in the United States. On the closing date of the GA Sale, CleanSpark transferred the following consideration to Mawson pursuant to the Purchase Agreement:

(i)	$13.5 million in cash;

(ii)	1,590,175 shares of common stock, par value $0.001 per share of CleanSpark (the “CleanSpark Common Stock”);

(iii)	$6.5 million in vendor financing in the form of promissory notes, which are settled in cash within 60 days of closing; and

(iv)	Contingent Revenue of $6.5 million.

Up to $9.48 million of cash is to be received within 15 days of closing pursuant to the Equipment Purchase and Sale Agreement.

The unaudited pro forma condensed consolidated financial statements presented below have been derived from the historical financial statements of Mawson. While the historical consolidated financial statements reflect the past financial results of the Mawson business, this pro forma information gives effect to the GA Sale and presents the GA Business and other events arising from the GA Sale in accordance with ASC 205, Presentation of Financial Statements (“ASC 205”).

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Securities and Exchange Commission Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786. Regulation S-X Article 11 requires that pro forma financial information include the following pro forma adjustments to the historical financial information of the registrant:

●	Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

●	Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity. There are no autonomous entity adjustments included in the unaudited pro forma condensed financial statements.

The Transaction Accounting Adjustments to reflect the GA Sale includes but are not limited to:

●	the separation of the operations, assets (including the equity interests) and liabilities related to GA Business from Mawson and the transfer of those assets (including the equity interests) and liabilities to Purchaser, and

●	the impact of, and transactions contemplated by the GA Sale.

The transaction accounting adjustments are based on available information and assumptions that Mawson’s management believes are reasonable. However, such adjustments are estimates and actual experience may differ from expectations. There are no autonomous entity adjustments included in the unaudited pro forma condensed consolidated financial statements. Additionally, Regulation S-X Article 11 permits registrants to reflect in the notes to the pro forma financial information forward-looking information that depicts the synergies and dis-synergies identified by management in determining to consummate or integrate the transaction for which pro forma effect is being given. Such adjustments have not been reflected in the notes to the unaudited pro forma condensed consolidated financial statements because Mawson’s management does not believe these adjustments would enhance an understanding of the pro forma effects of the GA Sale.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the period ended June 30, 2022, and for the fiscal year ended December 31, 2021, have been prepared as though the Closing occurred on January 1, 2022 and January 1, 2021 respectively. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2022, has been prepared as though the Closing occurred on June 30, 2022. The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only, do not reflect what Mawson’s financial position and results of operations would have been had the Closing occurred on the dates indicated, are not necessarily indicative of Mawson’s future financial position and future results of operations and do not reflect all actions that may be taken by Mawson after the Closing. For example, the unaudited pro forma condensed statements of operations do not reflect incremental costs Mawson expects to incur to reposition its business following the Closing. These incremental costs primarily relate to dis-synergies from losing certain benefits of scale as a result of the separation of GA Business from Mawson in the form of international finance operations and other functions.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Mawson’s historical consolidated financial statements and accompanying notes included in its Quarterly Report on Form 10-Q for the period ended June 30, 2022, filed with the SEC on August 22, 2022, its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 21, 2022. The unaudited pro forma condensed consolidated financial statements constitute forward-looking information, are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated and should be read in conjunction with the accompanying notes thereto.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six months Period Ended June 30, 2022

	Historical	Transaction Accounting Adjustments			Pro Forma
	Mawson (A)	GA Business (B)	Pro Forma Adjustments	Notes	Mawson (C)
Revenues:
Cryptocurrency mining revenue	34,996,368	(14,798,307)	-		20,198,061
Hosting Co-Location revenue	4,116,860	(14,049,982)	12,303,518	(D)	2,370,396
Sale of crypto currency mining equipment	91,545	-	-		91,545
Total revenues	39,204,773	(28,848,289)	12,303,518		22,660,002
Less: Cost of revenues (excluding depreciation)	22,771,433	(19,110,690)	-		3,660,743
Gross profit	16,433,340	(9,737,599)	12,303,518		18,999,259
Selling, general and administrative	15,908,034	(5,941,719)	1,278,980	(E)	11,245,295
Share based payments	1,326,844	(199,027)	-		1,127,817
Depreciation and amortization	29,826,849	(2,989,475)	-		26,837,374
Total operating expenses	47,061,727	(9,130,221)	1,278,980		39,210,486
Changes in fair value of derivative asset	17,714,357	-	-		17,714,357
Profit/(Loss) from operations	(12,914,030)	(607,378)	11,024,538		(2,496,870)
Non-operating income/(expense):
Gains/(Losses) on foreign currency translation	957,818	-	-		957,818
Other income/(expense)	1,889,415	-	-		1,889,415
Interest expense	(2,801,713)	-	-		(2,801,713)
Impairment of financial assets	(1,107,197)	-	-		(1,107,197)
Profit/(Loss) before income taxes	(13,975,707)	(607,378)	11,024,538		(3,558,547)
Income tax expenses	-	-	-		-
Net Profit/(Loss)	(13,975,707)	(607,378)	11,024,538		(3,558,547)
Less: Net income/(loss) attributable to non-controlling interests	(522,648)	-	-		(522,648)
Net Profit/(Loss) attributed to Mawson Infrastructure Group shareholders	(13,453,059)	(607,378)	11,024,538		(3,035,899)

Net Profit/(Loss) per share, basic and diluted	(0.19)				(0.04)
Weighted average number of shares outstanding	71,970,772				71,970,772

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2021

	Historical	Transaction Accounting Adjustments			Pro Forma
	Mawson (A)	GA Business (B)	Pro Forma Adjustments	Notes	Mawson (C)
Revenues:
Cryptocurrency mining revenue	38,446,438	(15,681,260)	-		22,765,178
Hosting Co-Location revenue	852,954	(3,984,675)	3,131,721	(D)	-
Sale of crypto currency mining equipment	2,157,651	-	-		2,157,651
Other revenue	2,405,613	(97,350)	-		2,308,263
Total revenues	43,862,656	(19,763,285)	3,131,721		27,231,092
Less: Cost of revenues (excluding depreciation)	9,904,273	(6,260,271)	-		3,644,002
Gross profit	33,958,383	(13,503,014)	3,131,721		23,587,090
Selling, general and administrative	16,061,088	(4,486,931)	1,811,780	(E)	13,385,937
LO2A write off	23,963,050	-	-		23,963,050
Share based payments	22,491,100	(3,042,363)	-		19,448,737
Depreciation and amortization	14,113,730	(5,353,966)	-		8,759,764
Total operating expenses	76,628,968	(12,883,260)	1,811,780		65,557,488
Profit/(Loss) from operations	(42,670,585)	(619,754)	1,319,941		(41,970,398)
Non-operating income/(expense):
Gains/(Losses) on foreign currency translation	(932,866)	-	-		(932,866)
Gain on GA Sale	-	-	18,770,061	(F)	18,770,061
Share of net loss of associates accounted for using the equity method	(368,426)	-	-		(368,426)
Other income/(expense)	902,629	-	-		902,629
Interest expense	(1,643,724)	-	-		(1,643,724)
Loss on write off property, plant and equipment	(470,975)	328,720	-		(142,255)
Profit/(Loss) before income taxes	(45,183,947)	(291,034)	20,090,002		(25,384,979)
Income tax expenses	(277,717)	-	-		(277,717)
Net Profit/(Loss)	(45,461,664)	(291,034)	20,090,002		(25,662,696)
Less: Net income/(loss) attributable to non-controlling interests	(497,944)	(118,970)	-		(616,914)
Net Profit/(Loss) attributed to Mawson Infrastructure Group shareholders	(44,963,720)	(172,064)	20,090,002		(25,045,782)

Net Profit/(Loss) per share, basic and diluted	(0.80)				(0.44)
Weighted average number of shares outstanding	56,303,827				56,303,827

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2022

	Historical	Transaction Accounting Adjustments			Pro Forma
	Mawson (A)	GA Business (B)	Pro Forma Adjustments	Notes	Mawson (C)
ASSETS
Current assets:
Cash and cash equivalents	2,493,826	(822,432)	23,805,576	(G)	25,476,970
Prepaid expenses	5,292,034	(5,009)	-		5,287,025
Trade and other receivables	4,211,903	(444,397)	444,397	(H)	4,211,903
Cryptocurrencies	43,967	-	-		43,967
Total current assets	12,041,730	(1,271,838)	24,249,973		35,019,865
Property and equipment, net	148,938,221	(24,962,141)	-		123,976,080
Derivative Asset	17,714,357	-	-		17,714,357
Equipment deposits	2,788,722	-	-		2,788,722
Financial assets	1,638,027	-	16,104,462	(I)	17,742,489
Security deposits	4,153,184	(3,018,404)	-	(J)	1,134,780
Operating lease right-of-use asset	4,570,100	(1,005,969)	-		3,564,131

Total assets	191,844,341	(30,258,352)	40,354,435		201,940,424

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade and other payables	47,046,288	(14,481,885)	3,018,404	(J)	35,582,807
Current portion of operating lease liability	1,451,655	(222,613)	-		1,229,042
Current portion of finance lease liability	29,643	-	-		29,643
Borrowings	19,473,292	-	-		19,473,292
Total current liabilities	68,000,878	(14,704,498)	3,018,404		56,314,784
Operating lease liability, net of current portion	3,218,546	(806,880)	-		2,411,666
Finance lease liability, net of current portion	99,046	-	-		99,046
Long-term borrowings	19,404,697	(14,027)	14,027	(K)	19,404,697
Total liabilities	90,723,167	(15,525,405)	3,032,431		78,230,193

Shareholders’ equity			-		-
Additional paid-in capital	186,744,313	-	-		186,744,313
Mawson Net Investment	-	(14,732,947)	14,732,947	(L)	-
Accumulated other comprehensive income (loss)	(2,530,052)	-	-		(2,530,052)
Accumulated deficit	(82,952,860)	-	22,589,057	(M)	(60,363,803)
Total stockholders’ equity	101,261,401	(14,732,947)	37,322,004		123,850,458
Non-controlling interest	(140,227)	-	-		(140,227)
Total liabilities and stockholders’ equity	191,844,341	(30,258,352)	40,354,435		201,940,424

See accompanying notes to unaudited pro forma condensed consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A)	The “Historical Mawson” column has been derived from the historical financial statements of Mawson.

(B)	The “GA Business” column reflects the disposition of the operations, assets, liabilities, and equity of the GA Business in accordance with ASC 205.

(C)	The “Pro Forma Mawson” column is derived by deducting (A) from (B) and adding the “Pro Forma Adjustments” detailed below.

Adjustments to Unaudited Pro Forma Condensed Statement of Operations

(D)	Reflects the removal of inter-entity eliminations for the GA Business Hosting revenue, between the GA Business and other entities in the Mawson group.

(E)	Reflects the add back of expenses of Mawson group. that are allocated to the GA Business but are not being reduced in the Mawson group after the GA Sale.

(F)	A pro forma GAAP gain on disposal is calculated as outlined in the table below. The pro forma gain on disposal is based on GA Business’ historical balance sheet information as of June 30, 2022 except the estimated fair value of CleanSpark common stock (I). The actual gain on disposal will be based on GA Business’ historical balance sheet information as of the Closing and may differ significantly.

Estimated net cash proceeds (1)	22,983,144
Estimated contingent cash proceeds (2)	2,000,000
Estimated fair value of contingent Cleanspark Common Stock (I)	4,500,000
Estimated fair value of CleanSpark Common Stock (I)	5,104,462
Vendor financing promissory notes (I)	6,500,000
Net consideration received	41,087,606
Estimated transaction closing costs (3)	350,000
GA Business net assets	21,967,545
Pro forma pre-tax gain on disposal	18,770,061
Estimated income taxes	-
Pro forma gain on disposal	18,770,061

(1)	Estimated net cash proceeds have been adjusted for closing levels of cash, indebtedness, debt-like items and working capital.
(2)	Contingent cash revenue is expected to be received in 60 days contingent on the performance of certain obligations by Mawson.
(3)	Estimated transaction closing costs include incremental costs that are directly attributable to the sale but not reflected in the accompanying unaudited pro forma condensed consolidated statements of operations. These costs are comprised primarily of professional fees (e.g., legal, banking and accounting) that are directly related to the sale of GA Business.

Adjustments to Unaudited Pro Forma Condensed Balance Sheet

(G)	Reflects the addition of Cash from the proceeds from the GA Sale and the add back of cash in the GA Business that is not a part of the GA Sale.

(H)	Reflects the addition of trade receivables that are receivable by Mawson and not included in the GA Sale.

(I)	Reflects the fair value at September 29, 2022 of $5.1 million for the CleanSpark Common Stock received as consideration for the GA Sale, the $4.5 million of contingent CleanSpark stock, and the promissory notes of $6.5 million.

(J)	Reflects the security deposits paid to the City of Sandersville for power deposits that are refundable to Mawson Infrastructure Group Inc. Mawson will utilize these security deposits to offset trade payables to the City.

(K)	Reflects a Paycheck Protection Program debt in the Georgia business that is not transferred in the GA Sale and will be repayable by Mawson Infrastructure Group Inc.

(L)	Reflects the elimination of the investments made by Mawson into the GA business. This includes any loans and equity it had in the business assets.

(M)	Reflects the accounting adjustment of accumulated loss in the Mawson Infrastructure Group Inc. in line with the removal of the GA business.

Contingent Revenue

The GA Sale has a portion of revenue that is contingent on performance by Mawson Infrastructure Group Inc post closing. The revenue includes $6.5 million of contingent revenue included in the financial statements that consists of $2 million on confirmation of the expansion capacity of the site paid in 60 days, and $4.5 million of CleanSpark shares contingent on the removal of all hosting MDC’s from the site within 196 days.

Subsequent event

The value of the CleanSpark common stock receivable in point (I) above, where a fixed number of common stock is receivable is subject to market price movement. The value stated in the financial statements has been based on the closing price as at September 29, 2022 of $3.21 on the NASDAQ stock exchange, being the latest available price prior to the date of approval of these financial statements. The market price of CleanSpark common stock at the time the consideration is finalized may be materially different to this and thus may give rise to a materially different amount.